UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

250 GLEN STREET, GLENS FALLS, NEW YORK 12801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Employment Agreements for CEO Hoy, SEVP Murphy and CFO Goodemote.  At a meeting held in January 2012 (the “January Meeting”), the Compensation Committee of the Board of Directors (the “Committee”) of Arrow Financial Corporation (the “Company”) approved new three-year employment agreements between the Company and each of (i) Thomas L. Hoy, Chairman, President and Chief Executive Officer of the Company and also the Chairman and Chief Executive Officer of the Company's lead subsidiary bank, Glens Falls National Bank and Trust Company (the “Bank”), (ii) Thomas J. Murphy, Senior Executive Vice President and Corporate Secretary of the Company and as President, Senior Trust Officer and Cashier of the Bank, and (iii) Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer of the Company and Senior Executive Vice President, Treasurer and Chief Financial Officer of the Bank.   The new agreements, which will become effective on February 1, 2012, replace existing three-year employment agreements entered into by the Company with Mr. Hoy in January 2011 and Messrs. Murphy and Goodemote in June 2011.
Under the new agreements, Mr. Hoy's annual base salary will be $415,000, which is unchanged from his 2011 annual base salary, Mr. Murphy's annual base salary will be $200,000, an increase of $5,000 from his current 2011 annual base salary, and Mr. Goodemote's annual base salary will be $188,700, an increase of $3,700 from his current 2011 annual base salary. Thereafter, each of their respective annual base salaries may be increased but may not be decreased during the term of their agreements. The agreements also provide that each such executive is eligible to participate in certain other benefit programs, including medical, dental and life insurance benefits, compensation plans including the annual incentive (bonus) plan and equity incentive plans, and various retirement and supplemental retirement plans.
Each agreement provides that in the event the executive terminates his own employment for good reason (as defined), or is terminated by the Board of Directors without cause (as defined), he will receive a lump-sum payment equal to the greater of (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary.
Also under each agreement, if there is a change of control (as defined) of the Company and, within 12 months after such change of control, either (a) the Company or the Bank terminates the employment of the executive for any reason (other than a termination of employment for cause), or (b) such executive terminates his own employment with the Company or the Bank for good reason, the executive will be entitled to receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to approximately three times his average annual taxable compensation for the five years preceding the event, subject to downward adjustment to reflect the value of any other “change of control” payment or benefits he might receive following such change of control. Additionally, the executive shall receive for a period of two years following the change of control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing. However, under no circumstances will the executive receive any payment under the agreement if such payment would constitute an “excess parachute payment” under the tax laws.
Each agreement also contains non-competition provisions that may be triggered upon termination of employment.
Each employment agreement provides that on or before January 31 of each of 2013, 2014 and 2015, the Committee will consider and vote upon a proposal to replace the executive's existing agreement with a new three-year employment agreement containing provisions at least as favorable to the executive as his current agreement.
New Employment Agreements for SVP's DeMarco and O'Conor.  At the January Meeting, the Committee also approved new two-year employment agreements for each of the Company's Senior Vice Presidents, David S. DeMarco and Raymond F. O'Conor. Mr. DeMarco also serves as an Executive Vice President of the Bank and Mr. O'Conor serves as President and Chief Executive Officer of Saratoga National Bank and Trust Company, the Company's other banking subsidiary. The new agreements, which will become effective on February 1, 2012, replace existing two-year employment agreements previously entered into by the Company with each such executive in January 2011.
Under the new agreements, each of Messrs. DeMarco and O'Conor will receive an annual base salary of $178,500, an increase of $3,500 from his 2011 annual base salary. Thereafter, each of their respective annual base salaries may be increased but may not be decreased during the term of their agreements. The agreements also provide that each such executive officer is eligible to participate in certain other benefit programs, including medical, dental and life insurance benefits, compensation plans including the annual incentive (bonus) plan and equity incentive plans, and various retirement and supplemental retirement plans.
Each agreement provides in the event such executive terminates his own employment for good reason (as defined) or is terminated by the Board of Directors without cause (as defined), he will receive a lump-sum payment equal to the greater of (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary.
Also under each agreement, if there is a change of control (as defined) of the Company and, within 12 months after such change of control, either (a) the Company or the Bank terminates the employment of the executive for any reason (other than a termination of employment for cause), or (b) such executive terminates his own employment with the Company or the Bank for good reason, the executive will be entitled to receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to approximately two times his average annual taxable compensation for the five years preceding the event, subject to downward adjustment to reflect the value of any other “change of control” payment or benefits he might receive following such change of control. Additionally, the executive shall receive for a period of two years following the change of control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing. However, under no circumstances will the executive receive any payment under the agreement if such payment would constitute an “excess parachute payment” under the tax laws.
Each agreement also contains non-competition provisions that may be triggered upon termination of employment.
Each agreement provides that on or before January 31 of each of 2013 and 2014, the Committee will consider and vote upon a proposal to replace the existing agreement with a new two-year employment agreement containing provisions at least as favorable to the executive as his current agreement.

Item 9.01.    Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between the Company and Thomas L. Hoy effective February 1, 2012
10.2	Employment Agreement between the Company and Thomas J. Murphy effective February 1, 2012
10.3	Employment Agreement between the Company and Terry R. Goodemote effective February 1, 2012
10.4	Employment Agreement between the Company and David S. DeMarco effective February 1, 2012
10.5	Employment Agreement between the Company and Raymond F. O'Conor effective February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Registrant

Date: January 31, 2012	/s/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between the Company and Thomas L. Hoy effective February 1, 2012
10.2	Employment Agreement between the Company and Thomas J. Murphy effective February 1, 2012
10.3	Employment Agreement between the Company and Terry R. Goodemote effective February 1, 2012
10.4	Employment Agreement between the Company and David S. DeMarco effective February 1, 2012
10.5	Employment Agreement between the Company and Raymond F. O'Conor effective February 1, 2012